                                                                   EXHIBIT 10.13


                          THE PRIDE INTERNATIONAL, INC.
                                 1993 DIRECTORS'
                                STOCK OPTION PLAN

                                 Fifth Amendment

     Pride International, Inc. (the "Company") having previously established the Pride Petroleum Services, Inc. 1993 Directors' Stock Option Plan effective February 22, 1993, as thereafter amended effective May 22, 1997, December 4, 1997 and February 26, 1998 (the "Plan"), and having reserved the right under
Section XVIII thereof to amend the Plan, does hereby amend Section X of the Plan in its entirety to read as follows:

          "X. TRANSFERABILITY OF OPTIONS

          10.1 Except as otherwise provided in Section 10.2, an Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code, and any Option granted hereunder shall be exercisable, during the lifetime of the optionee, only by such optionee.

          10.2 Subject to approval by the Committee in its sole discretion, all or a portion of the Options granted to an optionee under the Plan may be transferable by the optionee, to the extent and only to the extent specified in such approval, to (i) the children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members ("Immediate Family Member Trusts"), (iii) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests ("Immediate Family Member Partnerships"), or (iv) an organization or organizations qualifying under Code Section 501(c)(3) ("Charitable Organizations"); provided that the option agreement pursuant to which such Options are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original optionee or a person to which the original optionee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term optionee shall be deemed to refer to the transferee."

          This amendment shall be effective as of December 19, 2001.

                                           PRIDE INTERNATIONAL, INC.

                                           By:       /s/ ROBERT W. RANDALL
                                               ---------------------------------
                                               Robert W. Randall, Vice President

ATTEST:


/s/ JUANITA VERDIN
---------------------------------